SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 23, 2003

Florida East Coast Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-08728	59-2349968

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Malaga Street, St. Augustine, Florida 32084

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (904) 829-3421

Item 9. Information Being Furnished Under Item 12

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 23, 2003, Florida East Coast Industries, Inc. issued a press release describing its results of operations for its first quarter ended March 31, 2003. A copy of the press release is attached as Exhibit 99 to this report.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida East Coast Industries, Inc.

	By:	/s/ Heidi J. Eddins

Name: Heidi J. Eddins
Title: Executive Vice President, General Counsel And Secretary

Date: April 23, 2003

EXHIBIT INDEX

Exhibits:

99	Press Release issued by Florida East Coast Industries, Inc., dated April 23, 2003.